Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip D. Green, Jerry Salinas and Coolidge E. Rhodes and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. under the Act for the 2024 Equity Incentive Plan and The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PHILLIP D. GREEN	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	April, 24, 2024
Phillip D. Green

/s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April, 24, 2024
Jerry Salinas

/s/ HOPE ANDRADE	Director	April, 24, 2024
Hope Andrade

/s/ CHRIS M. AVERY	Director	April, 24, 2024
Chris M. Avery

/s/ ANTHONY R. CHASE	Director	April, 24, 2024
Anthony R. Chase

/s/ CYNTHIA J. COMPARIN	Director	April, 24, 2024
Cynthia J. Comparin

/s/ SAMUEL G. DAWSON	Director	April, 24, 2024
Samuel G. Dawson

/s/ CRAWFORD H. EDWARDS	Director	April, 24, 2024
Crawford H. Edwards

/s/ DAVID J. HAEMISEGGER	Director	April, 24, 2024
David J. Haemisegger

/s/ CHARLES W. MATTHEWS	Director	April, 24, 2024
Charles W. Matthews

/s/ JOSEPH A. PIERCE	Director	April, 24, 2024
Joseph A. Pierce

/s/ LINDA B. RUTHERFORD	Director	April, 24, 2024
Linda B. Rutherford

/s/ JACK WILLOME	Director	April, 24, 2024
Jack Willome